Date Filed: March 26, 2001                              SEC File No. 333-40296


                      SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549


       FORM S-1 REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                        Post-Effective Amendment No. 1


                          INDUSTRIAL ECOSYSTEMS, INC.
          ----------------------------------------------
          (Name of small business issuer in its Charter)


             Utah                                            94-3200034
------------------------------                          ----------------------
(State or jurisdiction of                               (I.R.S. Employer
incorporation or organization)                          Identification Number)


           2040 West Broadway, Bloomfield, NM  87413 (505)632-1786
  -------------------------------------------------------------
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)


                              4955
     --------------------------------------------------------
     (Primary Standard Industrial Classification Code Number)

Copies to:                                Registered Agent:
Elliott N. Taylor, Esq.                   Taylor and Associates, Inc.
John C. Thompson, Esq.                  Attorneys and Counselors at Law
Taylor and Associates, Inc.               2681 Parleys Way, Suite 203
Attorneys and Counselors at Law           Salt Lake City, UT 84109
2681 Parleys Way, Suite 203               Phone: (801) 463-6080
Salt Lake City, Utah  84109               Fax: (801) 463-6085
Phone: (801) 463-6080                     ------------------------------------
Fax: (801) 463-6085                       (Name, address, including zip code,
                                          and telephone number, including area
                                          code, of agent for service)

     Industrial Ecosystems, Inc. ("IEI") filed a registration statement on Form S-1, SEC File No. 333-40296, with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended, with respect to 9,600,000 shares of IEI's common stock held by certain shareholders (the "Selling Shareholders") and 12,300,000 shares underlying warrants held by the Selling Shareholders, a total of 21,900,000 shares.

     All of the warrants held by the Selling Shareholders have expired unexercised. Selling Shareholders sold a total of 2,700,000 shares pursuant to the registration. IEI received no proceeds from the sale of shares by the Selling Shareholders.

     According to the terms of the subscription agreements and warrants under which the Selling Shareholders purchased securities from IEI, IEI is no longer obligated to maintain the effectiveness of the registration statement. Accordingly, IEI is submitting this Post-Effective Amendment to the Commission to deregister the balance of 19,200,000 shares previously registered pursuant to the registration statement but not sold by the Selling Shareholders to date.

                                SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunder duly authorized, in the city of Bloomfield, State of New Mexico, on the 26th day of March 2001.

INDUSTRIAL ECOSYSTEMS, INC.
/S/ Tom Jarnagin, President and Chief Executive Officer